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                                 EXHIBIT 10.38
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                 STOCK OPTION AGREEMENT DATED JANUARY 17, 1997
                  COVERING OPTIONS GRANTED TO MICHAEL L. BAUR
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                                                                   Exhibit 10.38
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                             STOCK OPTION AGREEMENT


       This Option Agreement made as of this 17th day of January, 1997 (the "Date of Grant") by and between SCANSOURCE, INC., a South Carolina corporation (the "Company") and Michael L. Baur ("Optionee").

       To afford Optionee the opportunity to purchase shares of no par value common stock of the Company (the "Stock"), and in consideration of the mutual agreements and other matters set forth herein, the Company and Optionee hereby agree as follows:

       1.   Grant of Option.  The Company hereby grants to Optionee the right
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and option (the "Option") to purchase all or any part of 10,000 shares of the authorized and unissued shares of the Stock on the terms and conditions set forth herein (the "Option Shares"). The number of shares subject to the Option shall be adjusted for any stock splits, stock dividends or other issuance or redemption of shares by the Company. This Option shall not be treated as an incentive stock option within the meaning of Section 422A(b) of the Internal Revenue Code of 1986, as amended (the "Code").

       2.   Purchase Price.  The purchase price per share of the Stock to be
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purchased pursuant to the exercise of this Option (the "Purchase Price") shall be Sixteen dollars and 50/100 and ($16.50) per share of the Stock, the closing price of the stock on January 16, 1997.

       3.   Exercise and Closing.  This Option shall be exercisable by written
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notice addressed to the Company at its executive offices, provided, however, that no exercise shall be permitted unless the dollar value of the purchase exceeds one thousand ($1,000.00) dollars or the exercise exhausts the Stock subject to the Option. No fraction of a share of the Stock shall be transferred by the Company upon any exercise of this option. Closing of the purchase of the shares of the stock as to which this Option may be exercised shall take place in the offices of the Company on or before thirty days following the receipt by the Company of the written notice of exercise by Optionee. The Purchase Price multiplied by the number of shares as to which this Option is exercised shall be paid in full to the Company at the time of such closing in cash (including check, bank draft, or money order payable to the order of the Company).

       4.   Term.  This Option shall be exercisable during the period commencing
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on January 17, 1997 and ending on January 17, 2007.  This Option may be exercised during the term hereof only by Optionee during Optionee's lifetime, except that if Optionee dies during the term of this Option Agreement, Optionee's estate, or the entity which acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Optionee, may exercise this Option in full at any time during the term of the Option.

       5.   Transferability.  These Options are not transferable or assignable,
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in whole or in part, by Optionee, otherwise than by will or the laws of descent and distribution.

       6.   Stock Restriction.  Optionee understands that at the time of the
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execution of this Option Agreement, the shares of the Stock issuable upon exercise of the Option to Purchase have not been registered under the Securities Act of 1933, as amended (the "Act"), or under any state securities law, and that the Company currently does not intend to effect any such registration. Optionee agrees that the shares of the Stock which Optionee may acquire by exercising the Option shall be purchased by Optionee for investment without a view to distribution within the meaning of the Act, and shall not be sold, transferred, assigned, pledged, or hypothecated unless such transfer has been registered under the Act and applicable state securities laws, or the transfer duly qualifies for an applicable exemption from the registration requirements of the

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Act and any applicable state securities laws.  In any event, Optionee agrees that the shares of the Stock which Optionee may acquire by exercising the Option shall not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable securities laws, whether federal or state.

In addition, Optionee agrees that (i) certificates representing the share of the Stock purchased under the Option may hear such restrictive legend or legends as the Company's legal counsel deems appropriate in order to assure compliance with applicable securities laws, (ii) the Company may refuse to register the transfer of the shares of the Stock purchased under the Option on the stock transfer records of the Company if such proposed transfer would, in the opinion counsel satisfactory to the Company, constitute a violation of any applicable securities laws, and (iii) the Company may give related instructions to its transfer agent to stop registration of the transfer of the shares of Stock purchased under the Option.

       7.   Binding Effect.  This Agreement shall be binding upon and inure to
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the benefit of any successors to the Company and all persons lawfully claiming under Optionee.

       8.   Governing Law.  This Agreement shall be governed and construed in
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accordance with the laws of the State of South Carolina.

IN WITNESS WHEREOF, the Company has caused this Option Agreement to be duly executed by its duly authorized officer and Optionee has executed this Option Agreement, all as of the day and year first above written.

                                                   SCANSOURCE, INC.


                                                   By: /s/ JEFFERY A. BRYSON
                                                       ------------------------
                                                   Its: Chief Financial Officer

                                                   Optionee:


                                                   By:  /s/ MICHAEL L. BAUR
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